UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road

Houston, Texas 77067

(Address, Including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (281) 591-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on May 7, 2010 for the purpose of re-electing three directors, ratifying the appointment of KPMG LLP as independent registered public accounting firm for the Company for 2010, considering and voting on one stockholder proposal and voting on any other business properly brought before the meeting.

All of the nominees for directors, as listed in the proxy statement, were re-elected by the following votes:

Dr. Thorleif Enger	For:	98,996,572 votes
	Withheld:	3,569,927 votes

Claire S. Farley	For:	99,301,799 votes
	Withheld:	3,264,700 votes

Joseph H. Netherland	For:	100,098,327 votes
	Withheld:	2,468,172 votes

The following directors’ terms of office continued after the meeting: Mike R. Bowlin, Philip J. Burguieres, C. Maury Devine, Thomas M. Hamilton, Peter D. Kinnear, Edward J. Mooney, Richard A. Pattarozzi and James M. Ringler.

The proposed ratification of the appointment of KPMG LLP as independent registered public accounting firm for the Company for 2010 was approved by the following votes:

For:	97,281,496 votes
Against:	9,151,785 votes
Abstain:	493,746 votes

The stockholder proposal to inititate the appropriate process to amend the Company’s governance documents to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders was approved by the following votes:

For:	72,415,242 votes
Against:	29,892,012 votes
Abstain:	259,245 votes
Broker Non-Votes:	4,360,528 votes

There was no other business voted upon at the meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

	By:	/s/ William H. Schumann, III
Dated: May 13, 2010		Name: William H. Schumann, III
Title: Executive Vice President and Chief Financial Officer

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